SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12



                                UBARTER.COM INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                     N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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


                                UBARTER.COM INC.
                      21400 INTERNATIONAL BLVD., SUITE 207
                            SEATTLE, WASHINGTON 98198

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 30, 1999


To the Shareholders of Ubarter.com Inc.

     Notice is hereby given that the annual meeting of shareholders ("Annual Meeting") of Ubarter.com Inc. ("Ubarter.com" or the "Company") will be held at the DoubleTree Hotel Seattle Airport located at 18740 Pacific Highway South, Seattle, Washington on Thursday, September 30, 1999, beginning at 1:00 p.m. local time, for the following purposes:

     (1) To elect a board of three directors to serve for ensuing year and until their successors are elected.

     (2) To approve a proposal to authorize the Company to issue up to 10,000,000 shares of preferred stock.

     (3) To ratify the appointment of Moss Adams LLP as auditors for fiscal year ending March 31, 2000.

     (4) To consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on August 6, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you later desire to revoke your proxy, you may do so at any time before it is exercised.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Richard L. Mayer
                                       Secretary

                                UBARTER.COM INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 30, 1999


GENERAL INFORMATION

     Your proxy, using the enclosed form, is solicited by the Board of Directors of Ubarter.com Inc. ("Ubarter.com" or the "Company") for the Annual Meeting of Shareholders ("Annual Meeting") to be held at 1:00 p.m. on Thursday, September 30, 1999, at the DoubleTree Hotel Seattle Airport located at 18740 Pacific Highway South, Seattle, Washington, and at any adjournment thereof. Management anticipates that the mailing to shareholders of this proxy statement and enclosed proxy will occur on or about August 31, 1999.


PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.


VOTING RIGHTS

     The Company's common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on August 6, 1999 ("Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares they hold at the Annual Meeting or at any adjournment or postponement. As of the Record Date, there were 5,946,400 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. There is no cumulative voting.

     The presence at the meeting, either in person or by proxy, of the holders of at least 40% of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the transaction of business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. The affirmative vote by holders of a majority of the shares present and entitled to vote will be required to elect Directors, approve a proposal to authorize the Company to issue up to 10,000,000 shares of preferred stock and to approve additional proposals which may be presented at the Annual Meeting.

     Whether or not you are able to attend the meeting in person, you are urged to complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy is solicited by the Company's Board of Directors and when properly completed, will be voted at the Annual Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against, or in abstention, will be voted FOR the nominees of the Board of Directors and FOR proposals contained in this Proxy Statement. With respect to any other matters that may come properly before the Annual Meeting, the proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

     Your proxy may be revoked or changed at any time prior to the Annual Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary another signed proxy with a later date before the beginning of the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person. Expenses in connection with the solicitation of proxies will be paid by Ubarter.com. Proxies are being solicited primarily by mail, although employees of Ubarter.com (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has not retained a proxy solicitor in connection with the Annual Meeting.

A copy of the Company's Annual Report for the year ended March 31, 1999 is being furnished to each shareholder with this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     The Company's bylaws provide that the Board of Directors shall consist of no fewer than one nor more than nine members, as established by the Board of Directors from time to time. The Board of Directors has established the number of directors at three. Three directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board of Directors is currently in the process of identifying additional outside directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below.


    Name                       Age           Position
    ----                       ---           --------
    Steven M. White            41            Chief Executive Officer, President,
                                              Director and Chairman of the Board
    Eric T. Best               28            Nominee
    John A. Wade               37            Nominee

     Following is a discussion of the business background of each nominee director.

     Steven M. White has been a member of the Board of Directors and has served as President and Chief Executive Officer since September 1996. From July 1983 until its merger with Ubarter.com in November of 1996, Mr. White served as President of Cascade Trade Association, a private company involved in the barter business. He has over nineteen years experience in sales and management, including over fifteen years affiliated with companies involved in the barter business. He is currently serving as Chairman of the Board of Directors of the National Association of Trade Exchanges for the 1999-2000 term and served as its President for the 1998-1999 term. See "Certain Relationships and Related Transactions - Merger with Cascade Trade Association."

     Eric T. Best is co-founder and has served as Chief Officer Sales & Marketing, MindCorps, Inc., Seattle, Washington, since October 1996. MindCorps, Inc. works with companies in creating enterprise-scale Internet projects. Prior to co-founding MindCorps Inc., Mr. Best was a Professional Consultant to Microsoft in Internet development, business operations and marketing for The Microsoft Network from June 1995 to October 1996. Prior to that, Mr. Best served as Technical Advisor, Rural Telemedicine Network at the University of Washington School of Medicine from June 1994 to June 1995.

     John A. Wade is currently Secretary, Vice President, Finance and Chief Financial Officer for FreeShop.com. FreeShop.com is a leading provider of direct marketing services on the Internet. Prior to joining FreeShop.com in May 1998, Mr. Wade served six years as the Chief Financial Officer/Chief Operating Officer for Buzz Oates Enterprises, a real estate development company. Prior to that, Mr. Wade served as the controller for A&A Properties, an asset management corporation, the controller for Labels West, a manufacturing concern, and as an auditor and taxation specialist at McGladrey and Pullen, an international accounting firm.

Board Committees and Meetings

     During the fiscal year ended March 31, 1999, the Board of Directors held six meetings. During this period, each of the directors attended or participated in more than 75% of the total number of meetings of the Board of Directors. Ubarter.com's Board of Directors also acts from time to time by written action in lieu of meetings.

     The Board of Directors has not yet established a Compensation Committee or an Audit Committee. Ubarter.com does not intend to establish a Nominating Committee. When established, the Compensation Committee will make recommendations concerning the salaries and incentive compensation of employees of, and consultants to, Ubarter.com and will administer Ubarter.com's 1998 Stock Option Plan. When established, the Audit Committee will be responsible for reviewing the results and scope of audits and other services provided by Ubarter.com's independent auditors.


Director Compensation

     Except  for  grants  of  stock  options  and   reimbursement  of  expenses,
Ubarter.com generally does not compensate its directors or officers for the services they render us as directors. Ubarter.com does not compensate its directors for committee participation or for performing special assignments for the Board of Directors. Under the Company's 1998 Stock Option Plan, non-employee directors receive stock options to purchase shares of common stock upon their initial election to the board of directors and automatic grants of stock options to purchase 5,000 shares of common stock each year upon their re-election at the annual meeting of shareholders, exercisable at not less than the fair market value of the Company's common stock on the day of grant. The options vest and become exercisable on the one-year anniversary of the director's election or re-election to the Board of Directors. Steven White received options to purchase 5,000 shares of common stock at an exercise price of $.813 per share for his service as a director. If elected at the Annual Meeting, Messrs. Best and Wade will each receive options to purchase 10,000 shares of common stock at the fair market value of the Company's common stock on the day of grant. Mr. White will not receive compensation or options for his service as a director.


                                 PROPOSAL NO. 2

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
               TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK

     On July 15, 1999, Ubarter's Board of Directors approved an amendment to the Company's Articles of Incorporation, as amended, that would authorize the Company to issue, from time to time, as determined by the Board of Directors, up to 10,000,000 shares of preferred stock, $.001 par value per share ("Preferred Shares"). If the proposed amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's shareholders (unless such action or authorization is required in a specific case by applicable laws or regulations or stock exchange rules), to authorize the issuance of the Preferred Shares from time to time in one or more series or classes, and to fix by resolution the designations, preferences, limitations, restrictions and relative rights of each such series or class. Each series or class of Preferred Shares could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's shares of common stock, $.001 par value per share ("Common Shares"). No preferred stock is presently authorized by the Company's Articles of Incorporation, as amended.

     The Preferred Shares will provide authorized and unissued shares of preferred stock which may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. There are no transactions presently under review by the Board of Directors which contemplate the issuance of Preferred Shares, though as part of the Company's efforts to raise capital, it may issue one or more series in the future.

     It is not possible to state the precise effects of the authorization of the Preferred Shares upon the rights of the holders of the Company's Common Shares until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of each class or series of the Preferred Shares. However, such effects might include: (a) reduction of the amount otherwise available for payment of dividends on Common Shares, to the extent dividends are payable on any issued Preferred Shares; (b) restrictions on dividends on the Common Shares; (c) dilution of the voting power of the Common Shares to the extent that the Preferred Shares had voting rights; (d) conversion of the Preferred Shares into Common Shares at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Shares; and (e) the holders of Common Shares not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Shares.

     Although the Board of Directors would authorize the issuance of Preferred Shares based on its judgment as to the best interests of the Company and its shareholders, the issuance of authorized Preferred Shares could have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding Common Shares. In addition, the Preferred Shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Preferred Shares were issued in response to a potential takeover. In addition, issuances of authorized Preferred Shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the shareholders participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.

     If the amendment is authorized, Article Number Four of the Company's Articles of Incorporation, as amended, will be amended to read as follows:

     4.1 The total number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, which shall consist of 25,000,000 shares of common stock, $.001 par value per share ("Common Shares") and 10,000,000 shares of preferred stock, $.001 par value per share ("Preferred Shares"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     4.2 The Board of Directors is hereby authorized from time to time, without shareholder action, to provide for the issuance of Preferred Shares in one or more series not exceeding in the aggregate the number of Preferred Shares authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Preferred Shares of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Shares of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Shares of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

     4.3 Before the Corporation shall issue any Preferred Shares of any series, Articles of Amendment or Restated Articles of Incorporation, fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State in accordance with the laws of the State of Nevada and shall become effective without any shareholder action.

     There are currently 25,000,000 Common Shares authorized under the Company's Articles of Incorporation, as amended. The proposed amendment would not change the number of Common Shares currently authorized.

     The affirmative vote by holders of a majority of the shares of Common Stock present and entitled to vote at the meeting is required to approve the proposed amendment. If the amendment is not approved by the shareholders, the Company's Articles of Incorporation, as amended, which do not authorize the issuance of any Preferred Shares, will continue in effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                                 PROPOSAL NO. 3
                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Moss Adams LLP as independent auditors for the Company for the fiscal year ending March 31, 2000. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the shareholders' best interests.

     Andersen Andersen & Strong L.C. audited the Company's financial statements annually since fiscal 1996 through fiscal 1998. Subsequent to the completion of the audit for the fiscal year ended March 31, 1998, the Company hired a partner of Andersen Andersen & Strong L.C. to serve as the Company's Chief Financial Officer. Because it could no longer serve us as an independent accounting firm for the fiscal year ended March 31, 1999, the former accounting firm declined to stand for re-election at the 1998 Annual Meeting of Shareholders. During January 1999, the Company engaged the firm of Moss Adams LLP as the Company's independent auditors for the fiscal year ended March 31, 1999. The reports of Andersen Andersen & Strong L.C. for prior fiscal years have not contained an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers, who serve at the discretion of the Board of Directors, are as follows:

Name                              Age           Position
----                              ---           --------
Steven M. White                   41            Chief Executive Officer,
                                                 President, Director and
                                                 Chairman of the Board
Richard L. Mayer                  60            Vice President, Chief Credit
                                                 Officer and Secretary
Alan N. Zimmelman                 54            Vice President
Kevin R. Andersen                 47            Chief Financial Officer and
                                                 Treasurer
Bob Bagga                         30            Chief Operating Officer

     Following is a discussion of the business background of each executive officer.

     Steven M. White has been a member of the Board of Directors and has served as President and Chief Executive Officer since September 1996. From July 1983 until its merger with Ubarter.com in November of 1996, Mr. White served as President of Cascade Trade Association, a private company involved in the barter business. He has over nineteen years experience in sales and management, including over fifteen years affiliated with companies involved in the barter business. He is currently serving as Chairman of the Board of Directors of the National Association of Trade Exchanges for the 1999-2000 term and served as its President for the 1998-1999 term. See "Certain Relationships and Related Transactions - Merger with Cascade Trade Association."

     Richard L. Mayer has been a member of the Board of Directors since September 1996. He is not standing for re-election at the Annual Meeting. Mr. Mayer joined Ubarter.com as a Vice President in November 1996 and was appointed Corporate Secretary in November 1998 and Chief Credit Officer in March 1999. From November 1995 until its merger with Ubarter.com, he was Vice President of Marketing for Cascade Trade Association, a private company involved in the barter business. He has over thirty years experience in sales and management, including over six years affiliated with companies involved in the barter business. From April 1989 to November 1995, he was the owner of Money Mailer of the Sound, a private company involved in direct mail. From 1960 until 1989, he was employed by General Electric Capital Corp.

     Alan N. Zimmelman has been a member of the Board of Directors since November 1997. He is not standing for re-election at the Annual Meeting. Mr. Zimmelman joined Ubarter.com as its Vice President of Operations in November 1997. From November 1987 to August 1996, he was President of BXI West Los Angeles, a private company involved in the barter business. He has over twenty-six years experience in sales and management, including over ten years affiliated with companies involved in the barter business, twelve years affiliated with companies in the hotel industry and five years affiliated with companies in hospital administration.

     Kevin R. Andersen has served as Chief Financial Officer since joining Ubarter.com in August 1998. Mr. Andersen has been partner with the firm of Andersen Andersen & Strong L.C. since 1990. He was formerly with the national accounting firm of Laventhol & Horwath where he served in the Las Vegas, Nevada office and in the firm's national tax office in Washington D.C. Mr. Andersen was on the Laventhol & Horwath Teaching Faculty and has been a Professor of Taxation at the Washington College of Law. Mr. Andersen received a B.S. degree in Accounting from the University of Utah in 1977, a Master of Accountancy (Taxation) from UNLV in 1988, and has been a CPA since 1980.

     Bob Bagga has served as Chief Operating Officer since joining Ubarter.com in March 1999. Prior to joining Ubarter.com, Mr. Bagga was Chief Executive Officer of Barter Business Exchange Inc. from 1997 and prior to that was Vice President from 1992 to 1997. Mr. Bagga has been a member of the board of directors of the International Reciprocal Trade Association since 1996. See "Certain Relationships and Related Transactions - Acquisition of Barter Business Exchange Inc."

     Significant   Employees  and  Consultants.   The  Company  employs  several
administrative, technical, sales and support personnel who perform various day-to-day tasks and conduct operations. In addition, Ubarter.com from time to time uses consultants or consulting firms to assist in developing its business plan and operations. The following individuals are significant employees or consultants of Ubarter.com.

     Liad Y. Meidar, 24, is President of Astra Ventures LLC and since October 1998, has performed the duties of the Company's Vice President, Strategic Development. Ubarter.com retained Astra Ventures in October 1998 to advise the Chief Executive Officer and Board of Directors on corporate planning, mergers and acquisitions. From July 1997 to September 1998, Mr. Meidar was an investment banker in the Financial Sponsors Group at BT Alex. Brown Incorporated where he served financial sponsor clients in transactions involving high yield debt issuances, senior debt underwriting and syndication and international acquisitions. Mr. Meidar received a B.A. degree in Economics from Princeton University in June 1997. See "Certain Relationships and Related Transactions - Relationship with Astra Ventures LLC."

     Dan C. Schneider, 45, has served as Chief Technology Officer since joining Ubarter.com in August 1998. From 1985 to 1998, he worked at Darigold Inc. as manager of its PC-related activities. He was responsible for the deployment of UNIX-based, DOS-based, and Windows-based systems and networks, and managed hardware and software support. In 1997, he developed the corporate website for Darigold, and established a password-protected database allowing milk producers to check daily quality control testing data. Mr. Schneider received a B.A. degree in Business Administration from Central Washington University in 1977.


                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid to or earned by Ubarter.com's President and Chief Executive Officer. No other executive officer of Ubarter.com received total annual salary, bonus and other compensation in excess of $100,000 in the fiscal year ended March 31, 1999.

                           Summary Compensation Table
                           --------------------------



                             Annual Compensation                         Long-Term Compensation
                             -------------------                         ----------------------
Name and Principal                                                       Securities Underlying
Position                   Year           Salary           Bonus                Options
--------                   ----           ------           -----                -------
Steven M. White,           1999           $85,000
President and CEO          1998           $75,000                                45,000


Employment Contracts and Change in Control Agreements

     Steven M. White. Pursuant to an Employment Agreement effective as of November 24, 1998, the Company employs Steven White as President and Chief
Executive Officer. His term of employment commenced on December 1, 1998 and continues for a period of three years. Mr. White's salary is $85,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Richard L. Mayer. Pursuant to an Employment Agreement effective as of November 24, 1998, the Company employs Richard Mayer as Vice President and Chief Credit Officer. His term of employment commenced on December 1, 1998, and continues for a period of three years. Mr. Mayer's initial salary is $50,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Alan N. Zimmelman. Pursuant to an Employment Agreement effective as of November 24, 1998, the Company employs Alan Zimmelman as Vice President of Corporate Barter. His term of employment commenced on December 1, 1998, and continues for a period of three years. Mr. Zimmelman's initial salary is $50,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Kevin R. Andersen. Pursuant to an Employment Agreement effective as of August 1, 1998, the Company employs Kevin Andersen on a part-time basis as Chief Financial Officer. His term of employment commenced on August 1, 1998, and continues for a period of three years. Mr. Andersen's base salary is $75,000 per annum, which may be increased on a temporary basis for additional project-related accounting duties, or increased annually at the discretion of the Board of Directors.

     Bob Bagga. Pursuant to an Employment Agreement effective as of March 1, 1999, the Company employs Bob Bagga as Chief Operating Officer for a period of two years. Mr. Bagga's base salary is CD$120,000 (approximately US$80,000) per annum, which may be increased annually at the discretion of the Board of Directors.

     Each of the agreements for Messrs. White, Zimmelman, Mayer, Andersen and Bagga entitle them to receive options to purchase 40,000 shares of common stock for each year of employment, which will vest 50% on the first anniversary of the date of grant, 75% on the date which is 18 months from the grant date and be fully vested on the second anniversary of the grant date. Mr. Andersen's initial grant of 40,000 options were fully vested as of their date of grant. All agreements contain a change of control provision that provides for the continuing employment of the officer for the duration of the term of the agreement in the event of a merger, acquisition of Ubarter.com or sale of substantially all of its assets. Upon the change of control event the agreements provide that in addition to any payments made for continued employment, individuals will receive additional payments from the Company as follows:
$150,000 each for Messrs. White, Bagga, Mayer and Zimmelman, and $50,000 for Kevin Andersen.


Stock Options

     The following tables summarize option grants made by the Company to its Chief Executive Officer during the fiscal year ended March 31, 1999, and the value of options granted during fiscal 1999 and held by such person at March 31, 1999. No stock options were exercised during fiscal 1999.


                Option Grants in Fiscal Year Ended March 31, 1999

                                                 Percent of
                                                   Total
                                                  Options
                                                  Granted
                       Number of Securities     To Employees    Exercise or
                       Underlying Options         In Fiscal      Base Price     Expiration
    Name                    Granted               Year 1998      ($/Share)        Date(2)
    ----                    -------               ---------      ---------        -------
Steven M. White,           45,000 (1)             14.4%          $0.8125      June 1, 2003
President and CEO

(1) The options are 50% vested on June 1, 1999, 75% vested on December 1, 1999 and are fully vested on June 1, 2001. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

                  Aggregated Option Exercises During Year Ended
              March 31, 1999 and Value of Options at March 31, 1999


                            Shares                          Number of Securities            Value of Unexercised
                          Acquired on        Value         Underlying Unexercised           In-the-Money Options
                           Exercise        Realized       Options at March 31, 1999         at March 31, 1999 (1)
                           --------        --------       -------------------------         --------------------
Name                                                      Exercisable  Unexercisable     Exercisable  Unexercisable
----                                                      -----------  -------------     -----------  -------------
Steven M. White               --              --              --          45,000             --         $75,960

(1)"Value" has been determined based upon the difference between the per share exercise price and the market value of the Common Stock at March 31, 1999.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 30, 1999 for (a) each person known by the Company to be a beneficial owner of five percent or more of common stock, (b) each executive officer named in the Summary Compensation Table above and director and nominee for director, and (c) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

Name and Address(1)
of Beneficial Owner                  Amount and Nature
   of Shares                      of Beneficial Ownership             Percentage
   ---------                      -----------------------             ----------

Steven M. White(2)                      1,419,196                        23.8%

Eric T. Best                                    -                           -
c/o MindCorps, Inc.
1326 5th Ave., Suite 510
Seattle, WA 98101

John A. Wade (3)                            2,250                           *
c/o Freeshop.com
95 So. Jackson Street, Ste. 300
Seattle, WA 98104

Astra Ventures LLC(4)                     631,500                         9.6%
140 West 57th Street, Suite 8D
New York, NY  10019

New Horizons LP(5)                      1,214,800                        19.2%
248 West Park Avenue
Long Beach, NY 11561

All executive officers and              1,681,846                        27.8%
directors as a  group(2)                7 persons)
-------------------------------

*    Less than 1%.

(1) The business address of Steven White is 21400 International Blvd., Suite 207, Seattle, WA 98198

(2) Includes the following number of shares which could be acquired within 60 days of June 30, 1999, through the exercise of stock options: Steven White, 22,500 shares; and all directors and executive officers, 107,500 shares.

(3) Includes 2,250 shares of Common Stock owned by Mr. Wade's wife, which he is deemed to beneficially own.

(4) Includes 630,000 shares which could be acquired within 60 days of June 30, 1999, through the exercise of stock options held by Astra Ventures LLC. Liad Y. Meidar is the President and controlling equity owner of Astra Ventures LLC. Mr. Meidar is deemed the beneficial owner of the options owned by Astra Ventures LLC because of his power to vote and dispose of the shares underlying the options. See "Certain Relationships and Related Transactions - Relationship with Astra Ventures LLC."

(5) Sors Inc., as general partner, is also deemed the beneficial owner of the shares of the common stock owned by New Horizons LP because of its power to vote and dispose of those shares. Includes 400,000 shares which could be acquired through the exercise of outstanding warrants.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1999, all Section 15(a) reporting requirements applicable to the Company's directors, executive officers and such beneficial owners were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Merger with Cascade Trade Association.

     Prior to the November 1996 merger of Ubarter.com with Cascade Trade Association, Steven White and Richard Mayer were executive officers of Cascade Trade Association. In September 1996, Mr. White and Mr. Mayer were appointed directors of Ubarter.com and Mr. White was appointed an officer. Mr. White was the principal shareholder of Cascade Trade Association. In connection with the merger, Mr. White was issued 1,800,000 shares of common stock of Ubarter.com.

Acquisition of Barter Business Exchange Inc.

     In connection with the Company's acquisition of Barter Business Exchange Inc. effective March 1, 1999, Mr. Bagga, the Company's Chief Operating Officer, received consideration of CD$2,450,000 (US$1,641,500)(subject to certain adjustments) consisting of: (i) cash payments of CD$850,000 (US$563,300) and US$100,000 at closing; (ii) issuance of a promissory note in the principal amount of CD$850,000 (US$563,300), which is subject to adjustment, if applicable, as discussed below; (iii) payment of CD$250,000 (US$167,500) Ubarter Dollars at closing; and (iv) issuance of 150,000 shares of the Company's common stock (having a value of US$375,000 as of the closing date). The promissory note bears no interest and is payable March 1, 2000. The principal amount of the note will be reduced by the amount, if any, that 10% of the consolidated cash revenues of Ubarter.com for the period from March 1, 1999 to March 1, 2000, is less than CD$750,000. The 10% cash revenues do not include trade dollar revenues but will include any incremental cash revenues to Ubarter.com from any acquisitions of a majority interest in any entities during the period and cash revenues derived from strategic alliances or joint ventures during the period. The Company's obligations under the note are secured by a share pledge agreement under which the Company pledged the BBE shares to Mr. Bagga. If 10% of the consolidated cash revenues of Ubarter.com during the period from March 1, 1999 to March 1, 2000, exceed CD$750,000 (US$500,000), the Company must pay Mr. Bagga such amount over CD$750,000 (US$500,000) in equivalent value of the Company's common stock. These shares are to be registered and freely tradeable, with a value per share equal to the closing trading price on the business day immediately proceeding March 1, 2000.

     The Company agreed to register the resale of the 150,000 shares issued to Mr. Bagga after the closing of the acquisition. Upon registration, those shares are to have a minimum aggregate value of $350,000. If the minimum aggregate value is below this amount, then the Company must make up the difference by making, at the Company's option, a cash payment or through issuing additional shares of the Company's common stock. Mr. Bagga has agreed not to sell any of those shares prior to September 1, 1999, and, thereafter, not to sell more than 25,000 of those shares per month without prior notice to Ubarter.com. As a part of the acquisition, the Company entered into a two-year employment agreement with Mr. Bagga and named him Chief Operating Officer.


Relationship with Astra Ventures LLC.

     The Company has entered into a consulting agreement with Astra Ventures LLC. Astra Ventures has agreed to serve as the Company's advisor through December 31, 2001, focusing on potential acquisitions, strategic planning and business development. Liad Y. Meidar is the President and controlling equity owner of Astra Ventures LLC. As a part of the consulting arrangement with Astra Ventures, Mr. Meidar acts as the Company's Vice President, Strategic Development. For their services, Astra Ventures will receive cash compensation of $100,000 per year and an aggregate total of 630,000 stock options on a fully diluted basis. All such options were fully vested as of their date of grant and terminate on October 1, 2003. Of these options, 50,000 are exercisable at the price of $4.00; 40,000 at $6.00; 60,000 at $8.00; 80,000 at $10.00; 160,000 at
$12.00; and 240,000 at $14.00. If the Company consummates a merger or acquisition transaction during the term of the agreement or within one year thereafter, Astra Ventures will receive a fee equal to 3% of the consideration paid by us, payable in cash or, at Astra Ventures' option, in shares of the Company's common stock valued at fair market value. In connection with the Company's acquisition of Barter Business Exchange Inc. in March 1999, Astra Ventures elected to receive options to purchase 40,000 shares of the Company's common stock at an exercise price of $2.75 per share in lieu of cash compensation. These options become 50% vested on March 2, 2000, 75% vested on September 2, 2000 and fully vested on March 2, 2001. The options expire upon the earlier of (i) March 2, 2004 or (ii) in the event the consulting agreement with Astra Ventures is terminated or not renewed, on the expiration of 90 days from the date of termination of such agreement.

Relationship With New Horizons L.P.

     New Horizons L.P. is one of the Company's significant shareholders. The general partner of New Horizons LP is Sors Inc., which is managed by Joseph MacDonald. The spouse of Mr. MacDonald, Mary Martin, entered into a consulting agreement with us in August 1998. In exchange for investor relations and consulting services rendered and for reimbursement of expenses, the Company paid Ms. Martin $2,000 per month and granted her 40,000 options, which were fully vested as of their grant date, and are exercisable at $.8125 per share. The agreement was terminated in April 1999.

     In July 1998, New Horizons LP purchased 400,000 units, consisting of one share of common stock and one Warrant, offered by us in a private placement for $1.25 per unit. The Warrants entitle New Horizons LP to purchase 400,000 shares of common stock at a price of $1.50 per share.


                 SHAREHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

     To be considered for inclusion in the proxy materials relating to the 2000 annual meeting of shareholders, shareholder proposals must be at the Company's principal executive offices, 21400 International Blvd., Suite 207, Seattle, Washington 98198, no later than December 29, 1999.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Richard L. Mayer
                                    Secretary


August 31, 1999

                                 [Form of Proxy]

                                UBARTER.COM INC.

                PROXY FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Steven M. White and Richard L. Mayer, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ubarter.com Inc. to be held on September 30, 1999, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.   Election of Directors:

     / / FOR all nominees (EXCEPT AS MARKED TO THE CONTRARY BELOW) / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

To withhold authority to vote for a specific nominee, place a line through such nominee's name below:

         Steven M. White

         Eric T. Best

         John A. Wade

2. To approve a proposal to authorize the Company to issue up to 10,000,000 shares of Preferred Stock:

      / / FOR                   / / AGAINST                / / ABSTAIN

3. To ratify the appointment of Moss Adams LLP as independent auditors for the fiscal year ending March 31, 2000.

      / / FOR                   / / AGAINST                / / ABSTAIN

4. To vote with discretionary authority on any other business as may properly be presented at the meeting.

      / / FOR                   / / AGAINST                / / ABSTAIN


                                                     (CONTINUED ON REVERSE SIDE)


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each item.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ----------------, 1999

Signature -----------------------------

Signature if held jointly ---------------------------

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.